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EXHIBIT 21.1

LIST OF SUBSIDIARIES OF SHILOH INDUSTRIES, INC.

The following is a list of the subsidiaries of Shiloh Industries, Inc., a Delaware corporation (the "Corporation"). The common stock of all the corporations listed below is wholly owned, directly or indirectly, by the Corporation. If indented, the Corporation is a wholly owned subsidiary of the corporation under which it is listed unless otherwise noted.

                                                             STATE OF
NAME OF CORPORATION                                        INCORPORATION
--------------------                                       -------------
Shiloh Corporation                                            Ohio
  The Sectional Die Company                                   Ohio
  Sectional Stamping, Inc.                                    Ohio
  Medina Blanking, Inc.(1)                                    Ohio
  Liverpool Coil Processing, Incorporated                     Ohio
  Shiloh of Michigan, LLC(2)                                  Michigan
  VCS Properties, LLC                                         Ohio
Greenfield Die & Manufacturing Corp.                          Michigan
Shiloh Incorporated                                           Michigan
C & H Design Company                                          Michigan
Jefferson Blanking Inc.                                       Georgia
Shiloh Automotive, Inc.                                       Ohio
Shiloh de Mexico S.A. de C.V.(3)                              Mexico
  Shiloh International S.A. de C.V.(4)                        Mexico
Shiloh Industries International Inc.                          Barbados
Shiloh Industries, Inc. Dickson Manufacturing Division        Tennessee
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(1) Medina Blanking, Inc. is 22% owned by the Corporation and 78% owned by
    Shiloh Corporation.
(2) Shiloh of Michigan is 80% owned by Shiloh Corporation and 20% owned by Shiloh Automotive, Inc.
(3) Shiloh de Mexico S.A. de C.V. is owned 99% by the Corporation and 1% by Medina Blanking, Inc.
(4) Shiloh International S.A. de C.V. is owned 98% by the Corporation and 2% by Shiloh de Mexico S.A. de C.V.